CREDIT AGREEMENT

                                      among

                                  COVANCE INC.

                                  as Borrower,

                                       AND

                      CERTAIN SUBSIDIARIES OF COVANCE INC.

                                 as Guarantors,

                                       AND

                         THE LENDERS IDENTIFIED HEREIN,

                                       AND

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                            DATED AS OF JUNE 28, 2000


                         BANC OF AMERICA SECURITIES LLC,

                        as Sole Arranger and Book Manager
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                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS..................................1
         1.1............Definitions..........................................1

SECTION 2  CREDIT FACILITIES.................................................9
         2.1............Revolving Loans......................................9

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.....11
         3.1............Interest............................................11
         3.2............Place and Manner of Payments........................11
         3.3............Prepayments.........................................11
         3.4............Fees............................................... 12
         3.5............Payment in Full at Maturity.........................12
         3.6............Computations of Interest and Fees...................12
         3.7............Pro Rata Treatment..................................12
         3.8............Sharing of Payments.................................13
         3.9............Capital Adequacy....................................13
         3.10...........Inability to Determine Eurocurrency Rate............14
         3.11...........Illegality..........................................14
         3.12...........Requirements of Law.................................14
         3.13...........Taxes...............................................15
         3.14...........Compensation........................................17

SECTION 4  GUARANTY.........................................................17
         4.1............Guaranty of Payment.................................17
         4.2............Obligations Unconditional...........................17
         4.3............Modifications.......................................18
         4.4............Waiver of Rights....................................18
         4.5............Reinstatement.......................................18
         4.6............Remedies............................................18
         4.7............Limitation of Guaranty..............................18
         4.8............Rights of Contribution..............................19
         4.9............Release of Guarantor................................19
         5.1............Closing Conditions..................................20
         5.2............Conditions to All Extensions of Credit..............22

SECTION 6  REPRESENTATIONS, WARRANTIES AND COVENANTS........................22
         6.1............Incorporation.......................................22
         6.2............Additional Representations..........................23
         6.3............Additional Covenants................................23

SECTION 7  EVENTS OF DEFAULT................................................23
         7.1............Events of Default...................................23
         7.2............Acceleration; Remedies..............................24
         7.3............Allocation of Payments After Event of Default.......25

SECTION 8  AGENCY PROVISIONS................................................25
         8.1............Appointment.........................................25
         8.2............Delegation of Duties................................26
         8.3............Exculpatory Provisions..............................26
         8.4............Reliance on Communications..........................26
         8.5............Notice of Default...................................27
         8.6............Non-reliance on Administrative Agent and
                          Other Lenders.....................................27
         8.7............Indemnification.....................................27
         8.8............Administrative Agent in its Individual Capacity.....27
         8.9............Successor Administrative Agent......................27

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         8.10...........Intercreditor Agreement.............................28

SECTION 9  MISCELLANEOUS....................................................28
         9.1............Notices.............................................28
         9.2............Right of Set-off....................................28
         9.3............Benefit of Agreement................................28
         9.4............No Waiver; Remedies Cumulative......................30
         9.5............Payment of Expenses; Indemnification................30
         9.6............Amendments, Waivers and Consents....................31
         9.7............Counterparts........................................31
         9.8............Headings............................................31
         9.9............Defaulting Lender...................................31
         9.11...........Governing Law.......................................32
         9.12...........Waiver of Jury Trial................................32
         9.13...........Time. 32
         9.14...........Severability........................................32
         9.15...........Entirety............................................32
         9.16...........Binding Effect......................................32
         9.17...........Confidentiality.....................................33

                                       ii
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SCHEDULES

Schedule 1.1(a)   Revolving Loan Commitment Percentages
Schedule 6.1 Modifications/Supplements to Schedules to the Existing Credit Agreement
Schedule 9.1          Notices

EXHIBITS

Exhibit 2.1(b)        Form of Notice of Borrowing
Exhibit 2.1(e)        Form of Notice of Continuation/Conversion
Exhibit 2.1(g)        Form of Revolving Note
Exhibit 7.12          Form of Joinder Agreement
Exhibit 9.3           Form of Assignment Agreement
Exhibit 10.10         Form of Intercreditor Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "CREDIT AGREEMENT"), is entered into as of June 28, 2000 among COVANCE INC., a Delaware corporation ("BORROWER"), certain of the Borrower's Subsidiaries (individually a "GUARANTOR" and collectively the "GUARANTORS"), the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

                                    RECITALS

         WHEREAS, Borrower wishes to enter into a $50 million revolving credit facility; and

         WHEREAS, the Lenders party hereto have agreed to make the requested revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      DEFINITIONS.

         Capitalized terms used in this Credit Agreement (including terms used in the Incorporated Representations, the Incorporated Covenants and the Incorporated Terms, as such terms are defined below) but not otherwise defined in this Credit Agreement shall have the meanings assigned to such terms in the Existing Credit Agreement (defined below) as in effect on the Closing Date; provided, however, if a capitalized term is defined in both the Existing Credit Agreement and this Credit Agreement, the definition set forth in this Credit Agreement shall apply. As used in this Credit Agreement, the following terms shall have the meanings herein specified unless the context otherwise requires (defined terms herein shall include in the singular number the plural and in the plural the singular):

                  "ADDITIONAL CREDIT PARTY" means, at any time, each Person that shall have executed a Joinder Agreement after the Closing Date and shall not have been released from its obligations as a Guarantor, as provided in Sections 7.12 and 7.15 of the Incorporated Covenants.

                  "ADJUSTED EUROCURRENCY RATE" means the Eurocurrency Rate plus the Applicable Percentage.

                  "ADMINISTRATIVE AGENT" means Bank of America, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 8.9.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENCY SERVICES ADDRESS" means Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "APPLICABLE PERCENTAGE" means (a) for Eurocurrency Loans, 1.25% and (b) for Facility Fees, 0.25%.

                  "ASSET DISPOSITION" means the disposition of any or all of the assets of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer, condemnation or otherwise, other than transfers of assets permitted by Sections 8.5(a) - (e) of the Incorporated Covenants.

                  "BANK OF AMERICA" means Bank of America, N.A. (or any successor thereto).

                  "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BASE RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day PLUS 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BORROWER" means Covance Inc., a Delaware corporation, together with any successors and permitted assigns.

                  "BORROWER OBLIGATIONS" means, without duplication, all of the obligations of the Borrower to the Lenders and the Administrative Agent, whether for principal, interest, fees, indemnifications or otherwise whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower is a party, including, without limitation (to the extent permitted by applicable laws), any amounts that would have accrued but for the automatic stay under the Bankruptcy Code.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurocurrency Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "CLOSING DATE" means the date hereof.

                  "CODE" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "COLLATERAL ASSIGNMENT OF NOTES" means those certain Collateral Assignment of Notes, executed and delivered by the applicable Credit Parties in favor of the Administrative Agent, for the benefit of the Lenders, collaterally assigning promissory notes issued by any Non-Material Domestic Subsidiary to a Credit Party.

                  "COLLATERAL DOCUMENTS" means the Pledge Agreements and the Collateral Assignments of Notes.

                  "COMMITMENTS" means the commitment of each Lender with respect to the Revolving Committed Amount.

                  "CREDIT DOCUMENTS" means this Credit Agreement, the Notes, any Joinder Agreement, the Fee Letter, the Collateral Documents, the Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder by (i) a Guarantor to guarantee the Borrower Obligations or to secure such guarantee or (ii) the Borrower or one of its Subsidiaries (other than a Guarantor) to secure the Borrower Obligations.

                  "CREDIT PARTIES" means the Borrower and the Guarantors and "CREDIT PARTY" means any one of them.

                  "CREDIT PARTY OBLIGATIONS" means, without duplication, all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whether for principal, interest, fees, indemnifications or otherwise whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party, including, without limitation (to the extent permitted by applicable laws), any amounts that would have accrued but for the automatic stay under the Bankruptcy Code.

                  "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEFAULTING LENDER" means, at any time, any Lender that: (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
         (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or
         (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

                  "DOMESTIC SUBSIDIARY" means each direct and indirect Subsidiary of the Borrower that (a) is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia and (b) has at least 20% of its sales, earnings or assets (determined on a consolidated basis) located or derived from its operations in the United States of America.

                  "ECA REVOLVING COMMITTED AMOUNT" means the "Revolving Committed Amount" as defined from time to time in the Existing Credit Agreement.

                  "EFFECTIVE DATE" means the date, as specified by the Administrative Agent in writing, on which the conditions set forth in
         Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

                  "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate or Subsidiary of a Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its general arrangements to borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (g) any other Person approved by the Administrative Agent and the Borrower.

                  "ENVIRONMENTAL CLAIM" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "ENVIRONMENTAL LAWS" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
         (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater,
         (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA AFFILIATE" means (except as otherwise set forth herein) any Credit Party, or any of its Subsidiaries, which, together with any Credit Party, is treated as a single employer under Sections 414(b),
         (c), (m), or (o) of the Code.

                  "EUROCURRENCY LOAN" means a Loan bearing interest based at a rate determined by reference to the Eurocurrency Rate.

                  "EUROCURRENCY RATE" means, for the Interest Period for each Eurocurrency Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

         Eurocurrency Rate =             LONDON INTERBANK OFFERED RATE
                                    ---------------------------------------
                                      1 - Eurocurrency Reserve Percentage

                  "EUROCURRENCY RESERVE PERCENTAGE" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves, if any) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurocurrency Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "EVENT OF DEFAULT" means any of the events or circumstances described in Section 7.1.

                  "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of November 26, 1996 among the Borrower, the Guarantors, the lenders party thereto, Bank of America, as administrative agent and Wachovia Bank, N.A., as syndication agent, as amended by that certain First Amendment to Credit Agreement dated as of October 24, 1997, that certain Second Amendment to Credit Agreement dated as of October 1, 1999, that certain Third Amendment to Credit Agreement dated as of June 28, 2000 and as further amended, modified, supplemented, extended or restated from time to time.

                  "EXTENSION OF CREDIT" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender).

                  "FACILITY FEES" has the meaning set forth in Section 3.4.

                  "FEDERAL FUNDS RATE" means for any day the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "FEE LETTER" means that certain letter agreement, dated as of June 2, 2000, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "FIRST TIER FOREIGN SUBSIDIARY" means, at any date of determination, each Foreign Subsidiary in which any one or more of the Borrower and its Domestic Subsidiaries owns more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

                  "FOREIGN SUBSIDIARIES" means all Subsidiaries of the Borrower that are not Domestic Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "GOVERNMENTAL AUTHORITY" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "GUARANTOR" means at any time, (a) each of the parties to this Credit Agreement listed as "Guarantors" on the signature pages hereof (which are the only Material Domestic Subsidiaries as of the Closing
         Date) and (b) each other Person that is an Additional Credit Party, in each case, together with their successors and assigns, but excluding any such Person that shall have been released from its Guaranty Obligations pursuant to Section 4.9 or pursuant to Section 7.12 or 7.15 of the Incorporated Covenants.

                  "GUARANTY" has the meaning set forth in Section 4.1.

                  "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital or solvency of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements but excluding any comfort letters, letters of awareness or similar agreements or arrangements to the extent such Person is not legally obligated thereunder) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "HAZARDOUS MATERIALS" means any substance, material or waste defined or regulated in or under any applicable Environmental Laws.

                  "INCORPORATED COVENANTS" has the meaning set forth in Section 6.1.

                  "INCORPORATED REPRESENTATIONS" has the meaning set forth in
         Section 6.1.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by any Lien on property or assets owned by such Person, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (i) the payment obligations required by such Person to be made, prior to the Revolving Loan Maturity Date, for mandatory redemption or mandatory sinking fund payments under any preferred stock issued by such Person and (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of the date hereof by and among Bank of America, as administrative agent under the Existing Credit Agreement, Bank of America, as Administrative Agent under this Credit Agreement, and the Credit Parties, as amended, modified, supplemented or restated from time to time, in substantially the form of EXHIBIT 10.10.

                  "INTEREST PAYMENT DATE" means (a) as to Base Rate Loans, the first Business Day of each fiscal quarter of the Borrower, the date on which a Base Rate Loan is converted to a Eurocurrency Loan and the Revolving Loan Maturity Date and (b) as to Eurocurrency Loans, the last day of each applicable Interest Period, the Revolving Loan Maturity Date and, where the applicable Interest Period for a Eurocurrency Loan is greater than three months, the date three months from the beginning of the Interest Period and each three months thereafter.

                  "INTEREST PERIOD" means, as to Eurocurrency Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except, with respect to Eurocurrency Loans, that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Revolving Loan Maturity Date and (iii) with respect to Eurocurrency Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT 7.12, as such Joinder Agreement may be amended, modified or supplemented from time to time.

                  "LENDER" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "LIEN" means any mortgage, pledge, hypothecation, security interest, encumbrance or lien (statutory or otherwise) including, without limitation, the rights of a vendor or lessor under any conditional sale or title retention agreement or any lease substantially equivalent thereto.

                  "LOAN" or "LOANS" means the Revolving Loans, individually or collectively, as appropriate.

                  "LONDON INTERBANK OFFERED RATE" means, with respect to any Eurocurrency Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "LONDON INTERBANK OFFERED RATE" shall mean, with respect to any Eurocurrency Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect (after giving effect to any insurance proceeds or indemnification payments under existing insurance policies or agreements as long as the carrier of such policies or agreements has acknowledged coverage) on
         (a) the results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole; provided, however, (i) the execution, delivery and performance of the Credit Documents shall not constitute an Material Adverse Effect and (ii) a one time restructuring charge in an amount not to exceed $16,500,000 taken by the Borrower during the fiscal quarter ending June 30, 2000 shall not constitute a Material Adverse Effect.

                  "MATERIAL DOMESTIC SUBSIDIARY" means any Domestic Subsidiary of the Borrower that is also a Material Subsidiary.

                  "MATERIAL FIRST TIER FOREIGN SUBSIDIARY" mean a First Tier Foreign Subsidiary that is also a Material Subsidiary.

                  "MATERIAL SUBSIDIARY" means, as of any date of determination, any Domestic Subsidiary or any Foreign Subsidiary that, together with its Subsidiaries on a consolidated basis, owns assets (excluding assets that pursuant to GAAP principles of consolidation would be eliminated from the consolidated balance sheet of the Borrower as of such date) equal to at least five percent (5%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis; provided that neither Covance Health Economics Outcome Services Inc. (f/k/a Corning HTA, Inc.) nor any of its Subsidiaries shall be deemed to be a Material Subsidiary.

                  "MULTIEMPLOYER PLAN" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "MULTIPLE EMPLOYER PLAN" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "NET CASH PROCEEDS" means the aggregate amount of all proceeds paid in cash or Cash Equivalents received by any Credit Party in respect of any Asset Disposition (but with respect to any payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, only as and when received), net of (a) all fees and expenses (including, without limitation, investment banking fees, legal and accounting fees, sales commissions and brokerage commissions) incurred in connection with such Asset Disposition, (b) taxes paid or payable in connection with or as a result thereof and (c) any repayments of Indebtedness permitted by Section 8.1 (other than Borrower Obligations) to the extent such repayments are required by the terms of the debt instrument governing such Indebtedness in connection with such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by a Credit Party in respect of any Asset Disposition.

                  "NON-EXCLUDED TAXES" has the meaning set forth in Section
         3.13.

                  "NON-MATERIAL DOMESTIC SUBSIDIARIES" means all Domestic Subsidiaries that are not Material Domestic Subsidiaries.

                  "NOTE" or "NOTES" means the Revolving Loan Notes, individually or collectively, as appropriate.

                  "NOTICE OF BORROWING" means a request by the Borrower for a Revolving Loan, substantially in the form of EXHIBIT 2.1(b).

                  "NOTICE OF CONTINUATION/CONVERSION" means a request by the Borrower to continue an existing Eurocurrency Loan to a new Interest Period or to convert a Eurocurrency Loan to a Base Rate Loan or a Base Rate Loan to a Eurocurrency Loan, substantially in the form of EXHIBIT 2.1(e).

                  "PARTICIPATION INTEREST" means the Extension of Credit by a Lender by way of a purchase of a participation in any Loans as provided in Section 3.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "PLEDGE AGREEMENTS" means those certain Pledge Agreements executed and delivered by the applicable Credit Parties in favor of the Administrative Agent, for the benefit of the Lenders, pledging 65% of the capital stock of the Material First Tier Foreign Subsidiaries and such other First Tier Foreign Subsidiaries as required by Section 7.15 of the Incorporated Covenants, as they may be amended, modified, extended, renewed or replaced from time to time.

                  "PRIME RATE" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "REPORTABLE EVENT" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "REQUIRED LENDERS" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the principal balance of the outstanding Loans of such Lender.

                  "REQUIREMENT OF LAW" means, as to any Person (who is not a Lender), the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person and as to any Person, any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "REVOLVING LOAN COMMITMENT PERCENTAGE" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on
         Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.3.

                  "REVOLVING COMMITTED AMOUNT" means FIFTY MILLION DOLLARS ($50,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d).

                  "REVOLVING LOAN MATURITY DATE" means November 26, 2001 or such earlier date if accelerated in accordance with Section 7.2.

                  "REVOLVING LOANS" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

                  "REVOLVING NOTE" or "REVOLVING NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(g).

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT" means, with respect to any Credit Party as of a particular date, that on such date (a) such Credit Party is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Credit Party's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Credit Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Credit Party's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage, (d) the fair value of the assets of such Credit Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Credit Party and (e) the present fair saleable value of the assets of such Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured. The Calculation of Solvent for each Credit Party shall be made for such Credit Party and its Subsidiaries on a consolidated basis. Furthermore, (i) the assets of each Credit Party shall include, without limitation, goodwill and the rights and properties of such Credit Party pursuant to Section 4.8, to the extent of their fair value or fair saleable value, as applicable; and (ii) contingent liabilities, at any time, will be equal to the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; it being understood that the contingent liabilities under the Tax Indemnification Agreements and the Transaction Agreement shall be assumed to be zero for the purpose of calculating whether any Credit Party is Solvent because, as of the Closing Date, each Credit Party believes that there is no reasonable expectation of any actual liability.

                  "SUBSIDIARY" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "TAX INDEMNIFICATION AGREEMENTS" means the Corning/CPS Spin-Off Tax Indemnification Agreement dated as of December 6, 1996 between Corning Incorporated and the Borrower, the CPS/CCL Spin-Off Tax Indemnification Agreement dated as of December 6, 1996 between the Borrower and Corning Clinical Laboratories Inc. and the CCL/CPS Spin-Off Tax Indemnification Agreement dated as of December 6, 1996 to be entered into between Corning Clinical Laboratories Inc. and the Borrower, each as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement dated as of December 6, 1996 by and among Corning Incorporated, Corning Clinical Laboratories Inc. and the Borrower, as it may be amended, modified, supplemented or otherwise modified from time to time in accordance with its terms.

                  "TERMINATION EVENT" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan. For the purposes of subsections (d) and (e) of this definition, "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code; provided, however, that such definition shall apply only if such Termination Event could reasonably be expected to have a Material Adverse Effect. Otherwise, the definition of "ERISA Affiliate" generally applicable under this Credit Agreement shall apply.

                  "TRANSACTION AGREEMENT" means the Transaction Agreement dated as of November 22, 1996 among Corning Incorporated, Corning Life Sciences Inc., Corning Clinical Laboratories Inc. and the Borrower, as it may be amended, supplemented or modified from time to time in accordance with its terms.

                  "VOTING STOCK" of a corporation means, at any time, all classes of the capital stock of such corporation then outstanding and ordinarily entitled to vote in the election of directors.

         1.2 COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

         1.3 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 of the Incorporated Covenants; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then for the period following such objection, unless otherwise agreed by the Borrower and the Required Lenders, such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                    SECTION 2

                                CREDIT FACILITIES

         2.1      REVOLVING LOANS.

                           (a) REVOLVING LOAN COMMITMENT. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "REVOLVING LOAN" and collectively the "REVOLVING LOANS") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); PROVIDED, HOWEVER, that (i) the aggregate amount of Revolving Loans outstanding shall not exceed the Revolving Committed Amount and
         (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount.

                  (b) METHOD OF BORROWING FOR REVOLVING LOANS. By no later than 11:00 a.m. (i) one Business Day prior to the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurocurrency Loans, the Borrower shall submit a written Notice of Borrowing in substantially the form of EXHIBIT 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Base Rate or the Adjusted Eurocurrency Rate, (C) with respect to Revolving Loans that will be Eurocurrency Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2.

                  (c) FUNDING OF REVOLVING LOANS. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the principal office of the Administrative Agent in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the time of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  (d) REDUCTIONS OF REVOLVING COMMITTED AMOUNT. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans. The Revolving Committed Amount shall be reduced pursuant to the terms of Section 3.3(b)(ii). Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

                  (e) CONTINUATIONS AND CONVERSIONS. Subject to the terms of
         Section 5.2 (other than Section 5.2(b)), the Borrower shall have the option, on any Business Day, to continue existing Eurocurrency Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurocurrency Loans or to convert Eurocurrency Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in substantially the form of EXHIBIT 2.1(e), in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurocurrency Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (iii) Eurocurrency Loans may not be continued nor may Base Rate Loans be converted into Eurocurrency Loans during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurocurrency Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurocurrency Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) one Business Day prior to the date for a requested conversion of a Eurocurrency Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurocurrency Loan or conversion of a Base Rate Loan to a Eurocurrency Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurocurrency Loan or convert a Base Rate Loan to a Eurocurrency Loan, the Interest Period applicable thereto.

                  (f) MINIMUM AMOUNTS. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (i) each Eurocurrency Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount and (iii) no more than eight Eurocurrency Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurocurrency Loans with the same Interest Periods shall be considered as one Eurocurrency Loan, but Eurocurrency Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurocurrency Loans.

                  (g) NOTES. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of EXHIBIT 2.1(g).

                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         3.1      INTEREST.

                  (a) INTEREST RATE. All Revolving Loans that are Base Rate Loans shall accrue interest at the Base Rate. All Revolving Loans that are Eurocurrency Loans shall accrue interest at the Adjusted Eurocurrency Rate unless the Adjusted Eurocurrency Rate is not available by virtue of circumstances described in Section 3.10(a) or 3.11.

                  (b) DEFAULT RATE OF INTEREST. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to (i) two percent (2%) plus the rate which would otherwise be applicable or (ii) if no rate is applicable, the Base Rate plus two percent (2%).

                  (c) INTEREST PAYMENTS. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurocurrency Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2      PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in same day funds, by the Administrative Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurocurrency Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3      PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurocurrency Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurocurrency Loans will be subject to Section 3.14; and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $5,000,000. Amounts prepaid hereunder shall be applied as the Borrower may elect; provided, that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans, then to Eurocurrency Loans in direct order of Interest Period maturities.

                  (b)      MANDATORY PREPAYMENTS.

                           (i) AVAILABILITY. If at any time the sum of Revolving
                  Loans outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

                           (ii) ASSET DISPOSITIONS. Within two Business Days
                  after the closing of any Asset Disposition, (A) the Borrower shall prepay the Loans and the loans outstanding under the Existing Credit Agreement, on a pro rata basis (determined based on the amounts outstanding thereunder on the date of such Asset Disposition), in an aggregate amount equal to 50% of the Net Cash Proceeds of such Asset Disposition and (B) the Revolving Committed Amount and the ECA Revolving Committed Amount shall be reduced, on a pro rata basis, by an aggregate amount equal to 50% of the Net Cash Proceeds of such Asset Disposition.

                  (c) APPLICATION OF PREPAYMENTS. All amounts required to be paid pursuant to Section 3.3(b) shall be applied first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         3.4      FEES.

                  (a) FACILITY FEES. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to the Applicable Percentage for Facility Fees on the Revolving Committed Amount (the "FACILITY FEES"). The Facility Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the first Business Day of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b) ADMINISTRATIVE FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Fee Letter.

         3.5      PAYMENT IN FULL AT MATURITY.

         On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans then outstanding, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 7.2.

         3.6      COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year, as applicable, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7      PRO RATA TREATMENT.

         Except to the extent otherwise provided herein, each Revolving Loan borrowing, each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than the Administrative Fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests of such Lenders); PROVIDED THAT, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Revolving Loan not funded by such Lender has been repaid; PROVIDED FURTHER, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate PLUS two percent (2%) per annum; and

         3.8      SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      CAPITAL ADEQUACY.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, within 30 days following written notice from such Lender to the Borrower (such notice setting forth the amount necessary to compensate such Lender and identifying in reasonable detail the basis for the calculation of such amount and taking into account applicable deductions and credits in respect of the amount indemnified), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. Each Lender agrees not to give any such notice or demand any such payment with respect to any such determinations at a time more than six months after the period as to which the Lender has made such determinations. The Borrower shall not be obligated to compensate any Lender for any such reductions if the Borrower shall have received such demand from such Lender later than the time provided in the preceding sentence. Each Lender agrees to make all reasonable efforts to avoid or minimize the amount of any demand for payment under this Section 3.9, including exercising all reasonable efforts to change its lending office or to transfer its affected Loans to an Affiliate; PROVIDED, HOWEVER, that no Lender shall be required by this sentence to effect any change or transfer which would have a materially adverse effect on such Lender's results of operations or financial condition.

         3.10     INABILITY TO DETERMINE EUROCURRENCY RATE.

         If the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (i) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans shall be converted to or continued as Base Rate Loans and
(iii) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurocurrency Loans.

         3.11     ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert a Base Rate Loan to Eurocurrency Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurocurrency Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurocurrency Loan is requested and (c) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12     REQUIREMENTS OF LAW.

         If, after the Closing Date, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall change the basis of taxation of payments to such Lender of the principal of or interest on any Loan made by such Lender or any fees or other amounts payable to such Lender hereunder (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax, gross receipt taxes, branch taxes, taxes on doing business or taxes on the overall net worth of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, PROVIDED THAT, in any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13     TAXES.

                  (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, gross receipts, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive or business office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, principal executive or business office branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, PROVIDED, HOWEVER, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes (and other applicable taxes) and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) (or (h)) of this Section 3.13 whenever any Non-Excluded Taxes (or other applicable taxes) are payable by or otherwise imposed on or collected from the Borrower, and (B) as promptly as possible after requested the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or, if none is available, other written evidence showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Person which is a Lender that is not incorporated under the laws of the United States of America or any state or jurisdiction thereof shall:

                  (i) (A) on or before the date on which such Person becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or Form W-8BEN, W-8ECI or successor applicable form), as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                        (B) deliver to the Borrower and the Administrative Agent
                  two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                        (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (ii)in the case of any such Person that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, on or before the date such Person becomes a Lender hereunder, (A) represent in writing to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) deliver to the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or reasonable substitution therefor with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to 9.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); PROVIDED that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased and such Lender shall provide copies to the Administrative Agent and the Borrower.

                  (c) Notwithstanding anything to the contrary in this Credit Agreement, the Borrower shall not be required to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including without limitation, mortgage recording taxes and similar fees) that arise as a result of sales, assignments or other transfers of rights hereunder by any Lender.

                  (d) If requested by a Borrower, and at the Borrower's expense, any Lender and the Administrative Agent shall take such steps as may be appropriate to seek a refund of any Non-Excluded Taxes paid by it and shall permit the Borrower to participate in the preparation of any such refund claim. If any Lender or the Administrative Agent receives a refund in respect of any Non-Excluded Taxes for which the Lender has received payment from the Borrower hereunder, any Lender and the Administrative Agent, within 15 days of such receipt, shall deliver to the Borrower the amount of such refund. In addition, within 15 days of a written request of a Borrower, any Lender and the Administrative Agent shall execute and deliver to the Borrower such certificates, forms or other documents which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Non-Excluded Taxes remitted hereunder.

                  (e) If a Borrower is required to pay any amounts pursuant to the provisions of this Section 3.13, and if thereafter any Lender or the Administrative Agent shall receive or be granted a credit against or remission or other relief for any Non-Excluded Taxes payable by the Borrower solely in respect of the amounts so paid by the Borrower, such Lender shall to the extent that it can do so without prejudice to the retention of the amount of such credit, remission or other relief, pay to the Borrower promptly after the date on which any Lender or the Administrative Agent effectively obtains the benefit of such credit, remission or other relief an amount which such Lender reasonably determines to be equal to such credit, remission or other relief less any sum which the Lender is required by law to deduct therefrom. The Lender may, in its reasonable discretion, determine the order of utilization of all charges, deductions, credits and expenses.

                  (f) In the event any Lender or the Administrative Agent receives written communication from any tax authority with respect to an assessment or proposed assessment of any Non-Excluded Taxes, such Lender or the Administrative Agent shall promptly notify the Borrower in writing and provide a copy of such communication to the Borrower.

                  (g) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this
         Section 3.13, including, upon request of a Borrower, the change of its lending office; PROVIDED, HOWEVER, that such efforts shall not include the taking of any actions by the Lender that would result in any tax, costs or other expense to the Lender (other than a tax, cost or expense for which the Lender shall have been reimbursed or indemnified by the Borrower pursuant to this Credit Agreement or otherwise) or any action which would have a materially adverse effect on such Lenders results of operations or financial condition.

                  (h) Each Person which is a Lender that is incorporated under the laws of the United States of America or a state thereof shall, on or before the date such Person becomes a Lender hereunder, deliver to the Borrower and the Administrative Agent an Internal Revenue Service Form W-9, or successor applicable form, certifying that it is entitled to an exemption from United States backup withholding tax.

         3.14     COMPENSATION.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurocurrency Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    SECTION 4

                                    GUARANTY

         4.1      GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees (the "Guaranty") to each Lender and the Administrative Agent the prompt payment of the Borrower Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Borrower Obligations whenever arising.

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Borrower Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that any right of subrogation, indemnity, reimbursement or contribution it may have against the Borrower or any other Guarantor of the Borrower Obligations for amounts paid under this Guaranty shall be subordinated to (and no Guarantor shall assert same unless and until) the repayment in full of all Loans, all interest thereon, and all fees until 100 days after the date on which all Commitments have been terminated and all Loans, interest, and fees have been paid in full. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Borrower Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

         4.3      MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Borrower Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Borrower Obligations or the properties subject thereto; (c) the time or place of payment of the Borrower Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally or be released; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived in accordance with Section 9.6; and (f) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Borrower Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Borrower Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all Extensions of Credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Borrower Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Borrower Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Borrower Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that, on or before 100 days following the date on which all Commitments have been terminated, and all Loans, interest and fees have been paid, for any reason any payment by or on behalf of any Person in respect of the Borrower Obligations is rescinded or must be otherwise restored by any holder of any of the Borrower Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Borrower Obligations may be declared to be forthwith due and payable as provided in
Section 7.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Borrower Obligations from becoming automatically due and payable) as against any other Person (including any other Guarantor) and that, in the event of such declaration (or such Borrower Obligations being deemed to have become automatically due and payable), such Borrower Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7      LIMITATION OF GUARANTY.

                  (a) Each Guarantor acknowledges the benefits that it and its Subsidiaries derive or may derive from the Extensions of Credit to be obtained from time to time by the Borrower (including, without limitation, the availability of funds for the purposes set forth in
         Section 7.10 of the Incorporated Covenants), and recognizes that such Guarantor's guarantee is a condition to the willingness of the Lenders to make such Extensions of Credit available under this Credit Agreement. Accordingly, each Guarantor makes its guarantee available to the Lenders and the Administrative Agent in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Furthermore, each Guarantor and by its acceptance of hereof, the Administrative Agent and each other Lender, hereby confirms that it is the intention of all such parties that this Section 4 not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Section 4. To effectuate the foregoing intention, the Administrative Agent, the other Lenders and the Guarantors hereby irrevocably agree that, subject to the following sentence, the obligations of each Guarantor and such Guarantor's Subsidiaries under this Section 4 and, without duplication, under any Collateral Document and any other Credit Document to which such Guarantor is a party, shall not, in the aggregate, exceed the greater of (i) the net benefit realized by such Guarantor and its Subsidiaries, taken as a whole, from the proceeds of the Loans made from time to time by the Borrower to the Guarantor or any Subsidiary of the Guarantor and (ii) 95% of the Adjusted Net Assets of such Guarantor from time to time following the Closing Date (or, if such Guarantor has executed and delivered a Joinder Agreement, the date of execution of such Joinder Agreement). If a Person has several capacities (one of which is Guarantor, the other of which is Subsidiary of one or more Guarantors), then, for purposes of the preceding sentence, the limitation on the obligations of such Person and its Subsidiaries shall be calculated, in accordance with the preceding sentence, for each such capacity of such Person, and such obligations shall not exceed the lowest result of such calculations. "Adjusted Net Assets" of any Guarantor with respect to any payment by such Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of the Guarantor at such date (including, without limitation, goodwill and the rights and property of such Guarantor incurred pursuant to Section 4.8 in conjunction with prior payments under this
         Section 4) exceeds the total amount of liabilities (including, without limitation, contingent liabilities and, in conjunction with prior payments made under this Section 4, liabilities incurred by such Guarantor pursuant to Section 4.8, but excluding all other liabilities under this Section 4) of the Guarantor at such date and (y) the amount by which the present fair salable value of the assets of the Guarantor at such date (including, without limitation, goodwill and the rights and property of such Guarantor incurred pursuant to Section 4.8 in conjunction with prior payments under this Section 4) exceeds the amount that will be required to pay the probable liability of the Guarantor on its debts (including liabilities incurred by such Guarantor pursuant to Section 4.8 in conjunction with prior payments under this Section 4 but excluding all other debt in respect of this
         Section 4), as they become absolute and matured.

                  (b) Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this
Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor to the extent and until such time as set forth in the third sentence of Section 4.2, and until such time such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess. For purposes hereof, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has made an Excess Payment; (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by a Guarantor in excess of the sum of
(A) the lesser of its Pro Rata Share of such Guaranteed Obligations and the maximum amount that such Guarantor is required to pay in respect of such obligations pursuant to Section 4.7; and (B) the aggregate amount of payments made by the Borrower to such Guarantor in respect of such Guaranteed Obligations in accordance with the third sentence of Section 4.2 and (iii) "PRO RATA SHARE", in respect of any determination for the purposes of this Section 4.8, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the time of such determination.

         4.9      RELEASE OF GUARANTOR.

         If any of the Guarantors shall cease to be a Subsidiary of the Borrower for any reason subject to and in accordance with the terms of the Credit Agreement, then such Guarantor shall, automatically and without any further action on the part of any party to any Credit Document, and upon notice to the Administrative Agent, be fully released and discharged from all its liabilities and obligations under or in respect of the Credit Documents to which such Guarantor is a party (other than liabilities and obligations resulting from a demand on such Guarantor's Guaranty pursuant to Section 9.2) and, promptly upon the request of the Borrower and at the expense of the Borrower, the Administrative Agent shall execute such documents and take such other action as is reasonably requested by the Borrower to evidence the release and discharge of such Guarantor from all such liabilities and obligations and shall, if applicable, certify to the Borrower that such Guarantor has no liabilities or obligations resulting from a demand on such Guarantor's Guaranty pursuant to
Section 9.2.

         In the event the Borrower or any of its Subsidiaries intends to sell, transfer or otherwise dispose of the capital stock of any Subsidiary (subject to and in accordance with the terms of the Credit Agreement) whose capital stock has been pledged and delivered to the Administrative Agent pursuant to a Pledge Agreement, upon notice thereof to the Administrative Agent, the Administrative Agent shall promptly deliver to the Borrower such capital stock (pursuant to an escrow arrangement acceptable to the Administrative Agent), and, effective upon such sale, transfer or disposition, the Liens imposed by or under the Credit Agreement and the Pledge Agreement on such capital stock shall automatically and without any further action on the part of any party to any Credit Documents, be fully released and discharged. Promptly upon the request of the Borrower and at the expense of the Borrower, the Administrative Agent shall execute such documents and take such other actions as is reasonably requested by the Borrower to evidence the release and discharge of any such Lien.

         In the event the Borrower or any of its Subsidiaries intends to sell, transfer or otherwise dispose of the capital stock of any Guarantor (subject to and in accordance with the terms of the Credit Agreement) which has executed and delivered a Collateral Assignment of Notes to the Administrative Agent, upon notice thereof to the Administrative Agent, the Administrative Agent shall promptly deliver to the Borrower the applicable promissory notes (pursuant to an escrow arrangement acceptable to the Administrative Agent), and, effective upon such sale, transfer or disposition, the Liens imposed by or under the Credit Agreement and the Collateral Assignment of Notes on such notes shall automatically and without any further action on the part of any party to any Credit Documents, be fully released and discharged. Promptly upon the request of the Borrower and at the expense of the Borrower, the Administrative Agent shall execute such documents and take such other actions as is reasonably requested by the Borrower to evidence the release and discharge of any such Lien.

         To the extent any of the provisions of this Section 4.9 are inconsistent with any of the provisions of Section 7.12 or Section 7.15 of the Incorporated Covenants, the provisions of this Section 4.9 shall govern.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

                  (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Administrative Agent of duly executed copies of each of the following required to be effective on the Effective Date: (i) this Credit Agreement; (ii) the Notes, (iii) the Collateral Documents, (iv) the Intercreditor Agreement and (v) all other Credit Documents, each in form and substance reasonably acceptable to the Administrative Agent in its sole discretion.

                  (b) CORPORATE AND PARTNERSHIP DOCUMENTS. Receipt by the Administrative Agent of the following:

                           (i) CHARTER DOCUMENTS. Either (A) copies of the
                  articles or certificates of incorporation or other charter documents of each Credit Party that is a corporation certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date or (B) a copy of the partnership agreement of each Credit Party that is a partnership certified by its general partner to be true and correct and a copy of the certificate of limited partnership of each Credit Party that is a partnership certified to be true and complete by the appropriate Governmental Authority of the state or other jurisdiction of its formation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (ii) BYLAWS. A copy of the bylaws of each Credit
                  Party that is a corporation certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                           (iii) RESOLUTIONS. Copies of resolutions of the Board
                  of Directors of each Credit Party (or its general partner, as applicable) approving and adopting such Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party (or its general partner, as applicable) to be true and correct and in force and effect as of the Effective Date.

                           (iv) GOOD STANDING. Copies of (A) certificates of
                  good standing, existence or its equivalent, as applicable, with respect to each Credit Party (and its general partner, as applicable) certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) INCUMBENCY. An incumbency certificate of each
                  Credit Party (or its general partner, as applicable) certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (c) FINANCIAL STATEMENTS. Receipt by the Administrative Agent of all financial statements and other financial information required to be furnished by the Borrower prior to the Effective Date pursuant to
         Section 7.1 of the Incorporated Covenants.

                  (d) OPINION OF COUNSEL. Receipt by the Administrative Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Credit Documents and perfection of security interests), reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

                  (e) LIENS. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that no Liens are in effect except for Permitted Liens.

                  (f) MATERIAL ADVERSE EFFECT. There shall not have occurred a change since December 31, 1999 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (g) LITIGATION. Except as disclosed on SCHEDULE 6.1 attached hereto, there shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority against a Credit Party or any of their Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

                  (h) OFFICER'S CERTIFICATES. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower on behalf of the Borrower as of the Effective Date stating that (i) the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing material financial obligations, (ii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or would be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered pursuant to Section 5.1(c) were prepared in good faith and using reasonable assumptions and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) each Credit Party is Solvent, (B) no Default or Event of Default has occurred and is continuing, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Borrower is in compliance with each of the financial covenants set forth in Section 7.2 of the Incorporated Covenants.

                  (i) EXISTING FINANCIAL OBLIGATIONS. The Borrower and its Subsidiaries shall be in compliance with all existing financial obligations in all material respects.

                  (j) DISRUPTION OF FINANCIAL MARKETS. The absence of any disruption or adverse change in the financial or capital markets generally which the Administrative Agent, in its sole discretion, deems material in connection with the syndication of the credit facility evidenced by this Credit Agreement.

                  (k) FEES AND EXPENSES. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

                  (l) COLLATERAL. Receipt by the Administrative Agent of (i) except as specifically permitted pursuant to the terms of a Pledge Agreement, all stock certificates or other instruments evidencing the Voting Stock pledged pursuant to a Pledge Agreement, together with duly executed in blank stock powers attached thereto and (ii) all promissory notes evidencing loans from Credit Parties to Non-Material Domestic Subsidiaries together with duly executed endorsements attached thereto.

                  (m) THIRD AMENDMENT. Receipt by the Administrative Agent of duly executed counterparts to the Third Amendment to the Existing Credit Agreement from the Borrower, the Guarantors and the requisite lenders thereunder.

                  (n) OTHER. Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably and timely requested by the Administrative Agent.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make, continue or convert Loans unless:

                  (a) NOTICE. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any continuation or conversion of an existing Loan, a Notice of Continuation/Conversion by the time specified in Section 2.1(e);

                  (b) REPRESENTATIONS AND WARRANTIES. If the Borrower is requesting a new Loan (as opposed to a continuation or conversion of an existing Loan), the representations and warranties made in the Credit Documents are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                  (c) NO DEFAULT. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                  (d) AVAILABILITY. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof), the sum of the Revolving Loans outstanding shall not exceed the Revolving Committed Amount.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above and the delivery of each Notice of Continuation/Conversion shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (c) and (d) above.

                                    SECTION 6

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1      INCORPORATION.

         The representations and warranties contained in Section 6 of the Existing Credit Agreement as in effect on the Closing Date (the "INCORPORATED REPRESENTATIONS"), the affirmative and negative covenants contained in Sections 7 and 8, respectively, of the Existing Credit Agreement as in effect on the Closing Date (the "INCORPORATED COVENANTS") and all other relevant provisions of the Existing Credit Agreement related thereto, including without limitation the defined terms contained in Section 1 of the Existing Credit Agreement as in effect on the Closing Date which are used in the Incorporated Representations and the Incorporated Covenants (the "INCORPORATED TERMS") are incorporated herein by reference to the same extent and with the same effect as if set forth fully herein (except as the schedules referenced in the Incorporated Representations, the Incorporated Covenants and the Incorporated Terms may be modified or supplemented as set forth on SCHEDULE 6.1 attached hereto), shall be deemed made or agreed to as of the date hereof, and shall inure to the benefit of the Administrative Agent and the Lenders, without giving effect to any waiver, amendment, modification or replacement of the Existing Credit Agreement or any term or provision of the Incorporated Representations and Warranties, the Incorporated Covenants or the Incorporated Terms occurring subsequent to the Closing Date, except to the extent otherwise specifically provided in the following provisions of this Section 6.1. The Credit Parties affirm and represent and warrant to the Administrative Agent and the Lenders that the Incorporated Representations are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date and those which are untrue solely as a result of a change permitted by the Existing Credit Agreement) and covenant and agree that the Incorporated Covenants shall be as binding on the Credit Parties as if set forth fully herein; PROVIDED that
(i) the Incorporated Representations and the Incorporated Covenants shall run in favor of the Administrative Agent and the Lenders hereunder (rather than the Administrative Agent and the Lenders under the Existing Credit Agreement as literally provided in the Existing Credit Agreement), (ii) capitalized terms used in the Incorporated Representations, the Incorporated Covenants and the Incorporated Terms that are defined in both the Existing Credit Agreement and this Credit Agreement shall have the meanings assigned to such terms in this Credit Agreement, (iii) in the event of the amendment or modification of any of the Incorporated Representations, Incorporated Covenants or Incorporated Terms under the Existing Credit Agreement, the Incorporated Representations, Incorporated Covenants and Incorporated Terms hereunder, as applicable, shall be as in effect immediately prior to such amendment or modification, unless the requisite Lenders hereunder consent to such amendment or modification in accordance with the terms of Section 9.6 hereof and (iv) in the event that the Existing Credit Agreement shall be refinanced, repaid, terminated or replaced by another credit agreement, the Incorporated Representations, the Incorporated Covenants and the Incorporated Terms shall not be affected thereby.

         6.2      ADDITIONAL REPRESENTATIONS.

         Notwithstanding the provisions of Section 6.16 of the Incorporated Representations, the proceeds of the Loans shall be used by the Borrower solely to provide for working capital, capital expenditures, acquisitions and other lawful corporate purposes of the Borrower and its Subsidiaries.

         6.3      ADDITIONAL COVENANTS.

         (a) PURPOSES OF LOANS. Notwithstanding the provisions of Section 7.10 of the Incorporated Covenants, the proceeds of the Loans shall be used solely for the purposes provided in Section 6.2 hereof.

         (b) ADDITIONAL CREDIT PARTIES. The Borrower will provide to the Administrative Agent, for the benefit of the Lenders, a Joinder Agreement and the other items required by Section 7.12 and Section 7.15 of the Incorporated Covenants in the same form and from the same Material Domestic Subsidiaries or Domestic Subsidiaries, as applicable, as required therein, except that such Joinder Agreement and other items shall reflect that they are delivered to, and run in favor of, the Administrative Agent and secure the Credit Party Obligations.

                                    SECTION 7

                                EVENTS OF DEFAULT

         7.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

                  (a) PAYMENT. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or (ii) within three days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein (including the Incorporated Representations), in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c) COVENANTS.  Any Credit Party shall:

                  (i)default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2 or 8.1 through
                  8.9 inclusive, in each case of the Incorporated Covenants; or

                  (ii)default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1 of the Incorporated Covenants and such default shall continue unremedied for a period of five Business Days after the earlier of an officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent; or

                  (iii)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 7.1) contained in this Credit Agreement (including the Incorporated Covenants) and such default shall continue unremedied for a period of at least 20 Business Days after notice thereof given by the Administrative Agent.

                  (d) OTHER CREDIT DOCUMENTS. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 20 Business Days after notice thereof given by the Administrative Agent, or (ii) any Credit Document shall fail to be in full force and effect or the Borrower shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) GUARANTIES. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f) BANKRUPTCY, ETC. The occurrence of any of the following with respect to the Borrower or any of its Material Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Material Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of its Material Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of its Material Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of its Material Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g) DEFAULTS UNDER OTHER AGREEMENTS. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries in an aggregate principal amount in excess of $10,000,000, (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof and such Indebtedness remains unpaid; or (iii) any such Indebtedness shall mature and remain unpaid.

                  (h) JUDGMENTS. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties involving a liability of $10,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the last day on which such judgment, order or decree becomes final and unappealable.

                  (i) ERISA. The occurrence of any of the following events or conditions: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of
         Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j) OWNERSHIP.  There shall occur a Change of Control.

                  (k) EXISTING CREDIT AGREEMENT. There shall occur an Event of Default (as defined in the Existing Credit Agreement) under the Existing Credit Agreement.

         7.2      ACCELERATION; REMEDIES.

         Following the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) ACCELERATION OF LOANS. Declare the unpaid principal of and any accrued interest in respect of all Loans and, without duplication, any and all other indebtedness or obligations of any and every kind then owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor, all rights under the Collateral Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 7.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued and unpaid interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         7.3      ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents or collateral under the Collateral Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Administrative
         Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                  FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

                  FIFTH, to the payment of the outstanding principal amount of the Loans, pro rata, as set forth below;

                  SIXTH, to all other obligations of the Credit Parties which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above.

                                    SECTION 8

                                AGENCY PROVISIONS

         8.1      APPOINTMENT.

         Each Lender hereby designates and appoints Bank of America, N.A. as Administrative Agent of such Lender to act as specified herein and the other Credit Documents (including with respect to Bank of America, N.A. the right to act as the collateral agent under the Collateral Documents), and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as the Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         8.2      DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorneys-in-fact selected by it with reasonable care.

         8.3      EXCULPATORY PROVISIONS.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         8.4      RELIANCE ON COMMUNICATIONS.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 9.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 9.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         8.5      NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has actual knowledge of such Default or Event of Default or has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice or has such actual knowledge, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         8.6      NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Administrative Agent, Banc of America Securities LLC ("BAS") nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent, BAS or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or BAS to any Lender. Each Lender represents to the Administrative Agent and BAS that it has, independently and without reliance upon the Administrative Agent or BAS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, BAS or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and BAS shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent, BAS or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7      INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         8.8      ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         8.9      SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall, subject to the consent of the Borrower in its sole discretion, have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or qualifies as an Eligible Assignee. Upon the acceptance of any appointment as the

Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.

         8.10     INTERCREDITOR AGREEMENT.

         The Lenders and the Administrative Agent acknowledge and agree that the collateral pledged to the Administrative Agent, on behalf of the Lenders, by the Credit Parties pursuant to the Collateral Documents shall also secure the obligations of the Credit Parties under the Existing Credit Agreement and that the Liens granted by the Credit Parties pursuant to the Collateral Documents and the Liens granted by the Credit Parties in connection with the Existing Credit Agreement shall rank pari passu. By execution hereof, each Lender hereby acknowledges and agrees to be bound by the terms of the Intercreditor Agreement and further authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on its behalf.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1      NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on SCHEDULE 9.1, or at such other address as such party may specify by written notice to the other parties hereto.

         9.2      RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default and the commencement of remedies described in Section 7.2, then, to the extent permitted by applicable law, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, or the other Credit Documents, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto; provided that promptly following any such set-off, such Lender will provide written notice thereof to the Borrower.

         9.3      BENEFIT OF AGREEMENT.

                  (a) GENERALLY. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5 of the Incorporated Covenants) without the prior written consent of the Lenders; and PROVIDED FURTHER that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 9.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 9.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender (provided that such parent company or Affiliate qualifies as an Eligible Assignee) or to any existing Lender; provided that, as of the date of such assignment or participation, such assignee or participant shall not be entitled to receive a greater payment under Section 3.13 than the assigning or participating Lender would be entitled to receive.

                  (b) ASSIGNMENTS. In addition to the assignments permitted by
         Section 9.3(a), each Lender may, with the prior written consent of the Borrower and the Administrative Agent (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of EXHIBIT 9.3 to one or more Eligible Assignees; PROVIDED that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender), (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned,
         (iii) each such assignment made as a result of a demand by the Borrower pursuant to Section 9.3(d) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Credit Agreement, (iv) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to Section 9.3(d) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Revolving Loans owing to such Lender, together with accrued interest thereon, to the date of payment of such principal amount and all other amounts payable to such Lender under this Credit Agreement and (v) the Borrower shall be entitled to withhold its consent if an assignment would result in greater payments under Sections 3.9, 3.11, or 3.13. Any assignment hereunder (including, but not limited to, any assignment by a Lender to another Lender) shall be effective upon satisfaction of the conditions set forth above and delivery to the Administrative Agent of a duly executed assignment agreement, in substantially the form of
         EXHIBIT 9.3, together with a transfer fee of $3,500 payable to the Administrative Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

         By executing and delivering an assignment agreement in accordance with this Section 9.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) PARTICIPATIONS. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; PROVIDED that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating,
         (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; PROVIDED, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

                  (d) RIGHT TO PURCHASE COMMITMENTS; RIGHT TO CAUSE AN ASSIGNMENT. Each Lender grants (i) to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitments and Revolving Loans owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Credit Documents at a price equal to the aggregate amount of outstanding Revolving Loans owed to such Lender (together with all accrued and unpaid interest and fees and other amounts owing to such Lender), and (ii) to the Borrower the right to cause an assignment of all (but not less than all) of such Lender's Commitment and Revolving Loans owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Credit Documents, which right may be exercised by the Administrative Agent or the Borrower, as the case may be, if (A) such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Required Lenders, the Administrative Agent and the Borrower have agreed, (B) such Lender has delivered a notice or certificate pursuant to Section 3.9 or 3.11 or if the Borrower in connection therewith or for any other reason is required to deduct or withhold any tax, levy, impost, charge, assessment or similar item from any amount payable to or for such Lender hereunder, (C) the Borrower has knowledge or facts, events or circumstances which are reasonably likely to entitle such Lender to deliver a certificate pursuant to
         Section 3.9 or 3.11 and such Lender is unwilling or unable to take action to eliminate or avoid its delivery of such a certificate, (D) any Non-Excluded Taxes have been or are reasonably likely to be imposed on such Lender, (E) such Lender is unable or unwilling to complete or deliver any form required to be delivered by it pursuant to Section 3.13, (F) such Lender has received or is reasonably likely to receive a notice or written communication as described in Section 3.13(f), (G) such Lender shall have become subject to any receivership, conservatorship or other insolvency proceeding, (H) the Eurocurrency Reserve Percentage with respect to such Lender's Eurocurrency Loans is, or would be reasonably likely to become with any incurrence of Eurocurrency Loans, greater than zero, or (I) such Lender shall be a Defaulting Lender. Each Lender agrees that if the Administrative Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.3(b).

         9.4      NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         9.5      PAYMENT OF EXPENSES; INDEMNIFICATION.

         The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and Banc of America Securities LLC ("BAS") in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent and the fees and expenses of counsel for the Administrative Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Administrative Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders (including the allocated costs of in-house counsel), and (B) any bankruptcy or insolvency proceeding of the Borrower or a Material Subsidiary and (b) indemnify the Administrative Agent, BAS and each Lender, its officers, directors, employees, representatives and Administrative Agent from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent, BAS or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel and settlement costs incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

         9.6      AMENDMENTS, WAIVERS AND CONSENTS.

         In order for any amendment, change, waiver, discharge or termination of this Credit Agreement or any of the other Credit Documents to be binding on the Lenders and the Credit Parties, such amendment, change, waiver, discharge or termination must be in writing and signed by the Required Lenders and the then Credit Parties; PROVIDED that to be binding no such amendment, change, waiver, discharge or termination shall:

                  (a) extend the Revolving Loan Maturity Date without the consent of all the Lenders, or postpone or extend the time for any payment or prepayment of principal to any Lender without the consent of such Lender;

                  (b) reduce the rate (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the time of payment of interest on any Loan made by, or any fees hereunder for the account of, any Lender without the consent of such Lender;

                  (c) reduce or waive the principal amount of any Loan made by any Lender without the consent of such Lender;

                  (d) increase or extend the Commitment of a Lender over the amount thereof in effect without the consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute an increase in the Commitment of any Lender);

                  (e) except as otherwise permitted in this Credit Agreement or the Collateral Documents, release the Borrower or substantially all of the other Credit Parties from their respective obligations under the Credit Documents or release all or substantially all of the collateral pledged under the Collateral Documents without the consent of all the Lenders;

                  (f) amend, modify or waive any provision of this Section or
         Section 3.4(a), 3.4(b)(i), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
         7.1(a), 9.2, 9.3 or 9.5 without the consent of all the Lenders;

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders without the consent of all the Lenders; or

                  (h) consent to the assignment or transfer by the Borrower or of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted under Section 8.4 of the Incorporated Covenants without the consent of all the Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         9.7      COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart by telecopy shall be as effective as delivery of a manually executed counterpart hereto and shall constitute a representation that an original executed counterpart will be provided. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         9.8      HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         9.9      DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 9.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         9.10     SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND
WARRANTIES.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the repayment of the Loans and other obligations and the termination of the Commitments hereunder. No representation or warranty made or deemed made as of any date pursuant to any Section or subsection of this Credit Agreement or any other Credit Document, or any other document, certificate or statement delivered in connection therewith, shall be deemed by reason of this Section 9.10 to have been made or deemed made as of any other date.

         9.11     GOVERNING LAW.

         THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         9.12     WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.13     TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         9.14     SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         9.15     ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         9.16     BINDING EFFECT.

         This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

         9.17     CONFIDENTIALITY.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 of the Incorporated Covenants to keep confidential any non-public information from time to time supplied to it under any Credit Document; PROVIDED, HOWEVER, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and PROVIDED FURTHER that no Lender shall have any obligation under this Section 9.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 9.17.

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                  COVANCE INC.,
                           a Delaware corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

GUARANTORS:                COVANCE PERIAPPROVAL SERVICES INC., a
                           Delaware corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           COVANCE PHARMACEUTICAL PACKAGING
                           SERVICES INC., a Pennsylvania corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           COVANCE LABORATORIES INC.,
                           a Delaware corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           COVANCE RESEARCH PRODUCTS INC.,
                           a Pennsylvania corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           COVANCE CENTRAL LABORATORY SERVICES
                           LIMITED PARTNERSHIP, an Indiana limited
                           partnership

                           By: Covance Central Laboratory Services Inc., a Delaware corporation, its General Partner

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                           COVANCE PRECLINICAL CORPORATION,
                           a Washington corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           COVANCE CENTRAL LABORATORY SERVICES
                           INC., a Delaware corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           COVANCE BIOTECHNOLOGY SERVICES
                           INC., a Delaware corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           CJB INC.,
                           a Delaware corporation

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

LENDERS:

                           BANK OF AMERICA, N.A.,
                           individually in its capacity as a
                           Lender and in its capacity as Administrative Agent

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           WACHOVIA BANK, N.A.,

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           BARCLAYS BANK PLC

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           THE FUJI BANK, LIMITED

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------

                           BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                           By:
                              -----------------------------------------
                           Name:
                                ---------------------------------------
                           Title:
                                 --------------------------------------